Exhibit 4.4



                               AMENDMENT AGREEMENT

         This Amendment Agreement is made this 16th day of June 1997 among Chartwell Re Corporation, a Delaware Corporation (the "Company"), Fleet National Bank of Connecticut ("Fleet") as Rights Agent (the "Rights Agent"), and State Street Bank and Trust Company, as Successor Rights Agent (the "Successor Rights Agent").

         WHEREAS, the Company and the Rights Agent have entered into a Rights Agreement, dated as of May 22, 1997 (the "Rights Agreement");

         WHEREAS, State Street Bank and Trust Company has replaced Fleet as the Company's transfer agent and registrar; and

         WHEREAS, the Company and the Rights Agent want to amend the Rights Agreement in order to terminate Fleet's appointment as Rights Agent and to appoint State Street Bank and Trust Company as Successor rights Agent.

         NOW, THEREFORE, in consideration of the mutual premises and the agreements and provisions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 1. Words and expressions which appear in this Amendment Agreement and which are defined in the Rights Agreement, shall bear the same meaning in that agreement.

 2. The parties hereto hereby agree that the Rights Agreement shall be amended as follows:

    (i)Page 10, Section 2. Appointment of Rights Agent, immediately after the word "desirable" the following should be inserted:

    (ii) ", upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent."

    (iii) Page 12, Section 3, Issue of Right Certificate. (c) the legend should be amended by substituting the name State Street Bank and Trust Company for Fleet National Bank of Connecticut.

    (iv) Page 59, Section 18. Concerning the Rights Agent. (a) the word "gross" should be inserted immediately before negligence.

    (v)Page 62, Section 20. Duties of Rights Agent. (c) the word "gross" should be inserted immediately before negligence.

    (vi) On page 67, Section 21. Change of Rights Agent. "company" should replace "corporation."

    (vii) Page 75, any notice or demand authorized by this Agreement should be sent to the Rights Agent as follows:

                           State Street Bank and Trust Company
                           c/o Boston EquiServe
                           Mail Stop 45-02-06
                           150 Royall Street
                           Canton, Massachusetts 02021
                           Attn:  William Gustafson

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    (viii) Exhibit B, Form of Right  Certificate,  pages 1 and 6, substitute the name State Street Bank and Trust Company for Fleet National Bank of Connecticut as Rights Agent.

    (ix) In Exhibit C, page 1, substitute the name State Street Bank and Trust Company for Fleet National Bank of Connecticut.

 3. The parties hereto agree that the rights, obligations and liabilities of the parties under the Rights Agreement shall in no way be affected by the execution of this Amendment Agreement.

 4. This Agreement shall be binding upon and inure to the benefit of the parties hereto or their successors or assigns. No party may assign this Agreement without the prior written consent of the other party to this Agreement.

 5. This Agreement is entered into and is governed by the laws of the State of Connecticut without regard to the conflict of law principles thereof.

         IN WITNESS WHEREOF, the parties have cased this Amendment Agreement to be executed by their authorized representatives.


CHARTWELL RE CORPORATION                     STATE STREET BANK AND TRUST COMPANY


By: /s/ Steven J. Bensinger                  By: /s/ Katherine Anderson
    -----------------------                     ------------------------
Name:  Steven J. Bensinger                   Name:  Katherine Anderson
Title: President                             Title: Director, Client Services


FLEET NATIONAL BANK OF
CONNECTICUT


By:/s/ Kenneth N. Caesar
   ----------------------
Name:  Kenneth N. Caesar
Title: Vice President

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